DREYFUS MUNICIPAL INCOME, INC.

Notice of Annual Meeting of Stockholders

To the Stockholders:

     The Annual Meeting of Stockholders of Dreyfus Municipal Income, Inc. (the “Fund”) will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York, on Friday, May 18, 2007 at 10:00 a.m., for the following purposes:

1. To elect one Class II Director to represent holders of the Fund’s Auction Preferred Stock to serve for a three-year term and until his successor is duly elected and qualified.

2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Stockholders of record at the close of business on March 16, 2007 will be entitled to receive notice of and to vote at the meeting. Only holders of the Fund’s Auction Preferred Stock are entitled to vote on Proposal 1.

New York, New York
March 20, 2007

DREYFUS MUNICIPAL INCOME, INC.

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on Friday, May 18, 2007

     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors of Dreyfus Municipal Income, Inc. (the “Fund”) to be used at the Annual Meeting of Stockholders of the Fund to be held on Friday, May 18, 2007 at 10:00 a.m., at the offices of The Dreyfus Corporation (“Dreyfus”), 200 Park Avenue, 7th Floor East, New York, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on March 16, 2007 are entitled to be present and to vote at the meeting. Stockholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. It is essential that stockholders complete, date, sign and return the proxy card they receive. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by a proxy given later. To be effective, such revocation must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby cancelling any proxy previously given. The only matter to be presented at the meeting by the Fund requires the vote of the holders of the Fund’s Auction Preferred Stock, and not the vote of the holders of the Fund’s Common Stock. Accordingly, holders of the Fund’s Common Stock will not receive a proxy card with this proxy statement. As of March 16, 2007, the Fund had outstanding the following number of shares:

Common	Auction Preferred
Stock Outstanding	Stock Outstanding
20,589,320	4,000

     It is estimated that proxy materials will be mailed to stockholders of record on or about March 28, 2007. The principal executive office of the Fund is located at 200 Park Avenue, New York, New York 10166. Copies of the Fund’s most recent Annual and Semi-Annual Reports are available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, or by calling toll free 1-800-334-6899.

     A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the meeting. If a proposal is to be voted upon by only one class of the Fund’s shares, as is the case with Proposal 1, a quorum of that class of shares (the holders of a majority of the outstanding shares of the class) must be present in person or by proxy at the meeting in order for the proposal to be considered. The Fund has two classes of capital stock: Common Stock, par value $0.001 per share (the “Common Stock”), and Auction Preferred Stock, par value $0.001 per share, liquidation preference $25,000 per share (the “APS”). The APS is further divided into Series A and Series B. Currently, no proposal is expected to be presented at the meeting that would require separate voting for each Series of APS.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Fund’s Board of Directors is divided into three classes with the term of office of one class expiring each year. The term of office of Class II Directors expires this year. There are currently two Class II Directors, Lucy Wilson Benson and Whitney I. Gerard. Ms Benson is expected to become a Director Emeritus of the Fund at the expiration of her current term and, accordingly, is not a nominee for election.

     In addition, under the terms of the Fund’s Charter, holders of the APS voting as a single class are entitled, to the exclusion of holders of the Common Stock, to elect two directors of the Fund. As such Directors, the APS holders elected George L. Perry in May 2005 as a Class III Director whose term expires in 2008 and Whitney I. Gerard in May 2004 as a Class II Director whose term expires this year. It is therefore proposed that APS holders consider the reelection of Mr. Gerard (the “Nominee”) to serve as a Class II Director to represent the APS holders of the Fund for a three-year term and until his successor is duly elected and qualified.

     The Nominee has consented to being named in this proxy statement and has agreed to continue to serve as a Director if elected. Biographical information about the Nominee is set forth below. Biographical information about the Fund’s Continuing Directors, information on the Nominee’s and Continuing Director’s ownership of Fund shares and other relevant information is set forth on Exhibit A.

     Only APS holders, and not holders of the Common Stock, are entitled to vote with respect to the election of Class II Director Whitney I. Gerard, who is nominated to represent the APS holders.

     The persons named as proxies on the accompanying proxy card(s) intend to vote each such proxy for the election of the Nominee, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for election to office. It is not contemplated that the Nominee will be unable to serve as a Director for any reason, but if that should occur prior to the meeting, the proxyholders reserve the right to substitute another person of their choice as nominee.

     Neither the Nominee nor any of the Continuing Directors are “interested persons” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). As independent directors of investment companies, they play a critical role in overseeing fund operations and policing potential conflicts of interest between the fund and its investment adviser and other service providers. The following tables present information about the Nominee including his principal occupation and other board memberships and affiliations. The address of the Nominee is 200 Park Avenue, New York, New York 10166.

Nominee for Class II Director (APS Designee) with Term Expiring in 2010

Name (Age) of Nominee	Principal Occupation	Other Board Memberships
Position with Fund (Since)	During Past 5 Years	and Affiliations
WHITNEY I. GERARD (72)	Partner of Chadbourne & Parke,	None
(APS Designee)	LLP
Class II Director (1988)

     The Fund has standing audit, nominating and compensation committees, each comprised of its Directors who are not “interested persons” of the Fund, as defined in the 1940 Act. The function of the audit committee is (1) to oversee the Fund’s accounting and financial reporting processes and the audits of the Fund’s financial statements and (2) to assist in the Board of Directors’ oversight of the integrity of the Fund’s financial statements, the Fund’s compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications, independence and performance. A copy of the Fund’s Audit Committee Charter, which describes the audit committee’s purposes, duties and powers, is attached as Exhibit B to this proxy statement.

     The Fund’s nominating committee is responsible for selecting and nominating persons as members of the Board of Directors for election or appointment by the Board and for election by stockholders. Each nominating committee member is “independent” as defined by the American Stock Exchange. A copy of the Fund’s Nominating Committee Charter and Procedures is attached as Exhibit C to this proxy statement (the “Nominating Committee Charter”). In evaluating potential nominees, including any nominees recommended by stockholders, the committee takes into consideration the factors listed in the Nominating Committee Charter, including character and integrity, business and professional experience, and whether the committee believes the person has the ability to apply sound and independent business judgment and would act in the interest of the Fund and its stockholders. The committee will consider recommendations for nominees from stockholders submitted to the Secretary of the Fund, c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 8th Floor, New York, New York 10166, and including information regarding the recommended nominee as specified in the Nominating Committee Charter.

2

     The function of the compensation committee is to establish the appropriate compensation for serving on the Board. The Fund also has a standing pricing committee comprised of any one Director. The function of the pricing committee is to assist in valuing the Fund’s investments.

     Each Fund Director also serves as a director of other funds in the Dreyfus fund complex. Annual retainer fees and attendance fees are allocated on the basis of net assets, with the Chairman of the Board of Directors, Joseph S. DiMartino, receiving an additional 25% of such compensation. The Fund reimburses Directors for their expenses. In addition, the Fund has one Emeritus Director who is entitled to receive an annual retainer and per meeting attended fee of one-half the amount paid to him as a Director. The Fund does not pay any other remuneration to its officers or Directors, and does not have a bonus, pension, profit-sharing or retirement plan.

     The aggregate amount of compensation paid to the Nominee by the Fund for the fiscal year ended September 30, 2006 and by all funds in the Dreyfus Family of Funds for which the Nominee was a Board member (the number of portfolios of such funds is set forth in parenthesis next to the Nominee’s total compensation) for the year ended December 31, 2006, was as follows:

	Aggregate	Total Compensation from
	Compensation from	the Fund and Fund Complex
Name of Nominee	Fund*	Paid to Nominee (**)
Whitney I. Gerard	$955	$98,000 (35)

*	Amount does not include expenses reimbursed to Directors for attending Board meetings, which in the aggregate amounted to $3,663 for all Directors as a group.
**	Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Fund, for which the Nominee serves as a Board member.

     For the Fund’s most recent fiscal year, the number of Board meetings held and the aggregate amount of compensation paid by the Fund to each Continuing Director and by all funds in the Dreyfus Family of Funds for which such person is a Board member are set forth in Exhibit A. Certain other information concerning the Fund’s Directors and officers also is set forth in Exhibit A.

Required Vote

     The election of the Nominee requires the affirmative vote of a plurality of the APS votes cast at the Fund’s meeting for the election of Directors.

ADDITIONAL INFORMATION

Selection of Independent Registered Public Accounting Firm

     The 1940 Act requires that the Fund’s independent registered public accounting firm (the “independent auditors” or “auditors”) be selected by a majority of those Directors who are not “interested persons” (as defined in the 1940 Act) of the Fund. The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Fund’s independent auditors. At a meeting held on November 20, 2006, the Fund’s audit committee approved and the Fund’s Board, including a majority of those Directors who are not “interested persons” of the Fund, ratified the selection of Ernst & Young LLP (“E&Y”) as the Fund’s independent auditors for the fiscal year ending September 30, 2007. E&Y, a major international accounting firm, has acted as auditors of the Fund since the Fund’s organization. After reviewing the Fund’s audited financial statements for the fiscal year ended September 30, 2006, the Fund’s audit committee recommended to the Fund’s Board that such statements be included in the Fund’s Annual Report to stockholders. A copy of the committee’s report is attached as Exhibit D to this proxy statement.

3

Independent Auditor Fees and Services

     The following chart reflects fees paid to E&Y in the Fund’s last two fiscal years. For Service Affiliates (i.e., Dreyfus and any entity controlling, controlled by or under common control with Dreyfus that provides ongoing services to the Fund), such fees represent only those fees that required pre-approval by the audit committee. All services provided by E&Y were pre-approved as required.

	Fund[1]	Service Affiliates[1]
Audit Fees	$34,374/$36,008	$0/$0
Audit-Related Fees[2]	$4,725/$21,922	$0/$0
Tax Fees[3]	$2,848/$3,235	$0/$0
Aggregate Non-Audit Fees[4]	$0/$0	$761,002/$443,981

[1] Fiscal years ended September 30, 2005/September 30, 2006.
[2] Services to the Fund consisted of (i) agreed-upon procedures related to compliance with basic maintenance requirements for auction preferred stock; and (ii) security counts required by Rule 17f-2 under the 1940 Act.
[3] Services to the Fund consisted of (i) review or preparation of U.S. federal, state, local and excise tax returns; (ii) U.S. fed-
eral, state and local tax planning, advice and assistance regarding statutory, regulatory or administrative developments; and
(iii) tax advice regarding tax qualification matters and/or treatment of various financial instruments held or proposed to be acquired or held.
[4] Rendered to the Fund and Service Affiliates.

     Audit Committee Pre-Approval Policies and Procedures. The Fund’s audit committee has established policies and procedures (the “Policy”) for pre-approval (within specified fee limits) of E&Y’s engagements for non-audit services to the Fund and Service Affiliates without specific case-by-case consideration. Pre-approval considerations include whether the proposed services are compatible with maintaining E&Y’s independence. The Policy and services covered therein are considered annually. In addition, proposed services requiring pre-approval but not covered by the Policy are considered from time to time as necessary.

     Auditor Independence. The Fund’s audit committee has considered whether the provision of non-audit services that were rendered to Service Affiliates which did not require pre-approval are compatible with maintaining E&Y’s independence.

     A representative of E&Y is expected to be present at the meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Service Providers

     Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund’s investment adviser. Mellon Bank, N.A., an affiliate of Dreyfus, located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, acts as Custodian for the assets of the Fund. Mellon Bank, N.A. c/o Mellon Investor Services, located at 480 Washington Boulevard, Jersey City, New Jersey 07310, acts as the Fund’s Transfer Agent, Dividend-Paying Agent and Registrar.

     On December 4, 2006, Mellon Financial Corporation (Mellon Financial) and The Bank of New York Company, Inc. (BNY) announced that they had entered into a definitive agreement to merge. The new company will be called The Bank of New York Mellon Corporation. As part of this transaction, Dreyfus would become a wholly-owned subsidiary of The Bank of New York Mellon Corporation. The transaction is subject to certain regulatory approvals and the approval of BNY’s and Mellon Financial’s shareholders, as well as other customary conditions to closing. Subject to such approvals and the satisfaction of the other conditions, Mellon Financial and BNY expect the transaction to be completed in the third quarter of 2007.

Voting Information

To vote, please complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope.

4

     The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone, and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Authorizations to execute proxies may be obtained by fax or by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address and social security number (in the case of an individual) or taxpayer identification number (in the case of a non-individual) and to confirm that the stockholder has received the Fund’s proxy statement and proxy card in the mail. Within 72 hours of receiving a stockholder’s solicited telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted “FOR” the proposals.

     If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, “abstentions”), the Fund’s shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining “votes cast” on an issue.

OTHER MATTERS

     The Fund’s Board is not aware of any other matter which may come before the meeting. However, should any such matter properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

     Proposals that stockholders wish to include in the Fund’s proxy statement for the Fund’s next Annual Meeting of Stockholders must be sent to and received by the Fund no later than November 22, 2007 at the principal executive offices of the Fund at 200 Park Avenue, New York, New York 10166, Attention: General Counsel. The date after which notice of a stockholder proposal is considered untimely, except as otherwise permitted under applicable law, is February 6, 2007.

     Stockholders who wish to communicate with Directors should send communications to the attention of the Secretary of the Fund, 200 Park Avenue, New York, New York 10166, and communications will be directed to the Director or Directors indicated in the communication or, if no Director or Directors are indicated, to the Chairman of the Board of Directors.

NOTICE TO BANKS, BROKER/DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, in care of Mellon Investor Services, c/o Proxy Services Corporation, 200A Executive Drive, Edgewood, New Jersey 11717, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

Dated: March 20, 2007

5

EXHIBIT A PART I

     Part I sets forth information regarding the Continuing Directors who are not Nominees for election at this meeting, Board and committee meetings and share ownership.

Continuing Class I and Class III Directors
with Terms Expiring in 2009 for Class I and 2008 for Class III

     The following table presents information about the Continuing Directors of the Fund, including their principal occupations and other board memberships and affiliations. The address of each Continuing Director is 200 Park Avenue, New York, New York 10166. The Fund’s Continuing Directors will continue to serve as Directors of the Fund after the meeting.

Name (Age) of Nominee	Principal Occupation	Other Board Memberships
Position with Fund (Since)	During Past 5 Years	and Affiliations

JOSEPH S. DiMARTINO (63)	Corporate Director and Trustee	The Muscular Dystrophy Association,
Chairman of the Board (1995)		Director
Class III Director (1995)		Century Business Services, Inc., a
provider of outsourcing functions for
small and medium size companies,
Director
The Newark Group, a provider of a
national market of paper recovery
facilities, paperboard mills and paper-
board converting plants, Director
Sunair Services Corporation, a
provider of certain outdoor-related
services to homes and businesses,
Director

CLIFFORD L. ALEXANDER, JR. (73)	President of Alexander & Associates,	Mutual of America Life Insurance
Class I Director (2003)	Inc., a management consulting firm	Company, Director
(January 1981 – present)
Chairman of the Board of Moody’s
Corporation (October 2000 –
October 2003)

DAVID W. BURKE (70)	Corporate Director and Trustee	John F. Kennedy Library Foundation,
Class I Director (1989)		Director

GEORGE L. PERRY (73)	Economist and Senior Fellow at	None
Class III Director (1989)	Brookings Institution
APS Designee (2002)

A-1

     The table below indicates the dollar range of each Continuing Director’s and Nominee’s ownership of shares of the Fund’s Common Stock and shares of other funds in the Dreyfus Family of Funds for which he or she is a Board member, in each case as of December 31, 2006.

Aggregate Holding of
Funds in the
	Fund	Dreyfus Family of Funds
Name of Continuing	Common	for which Responsible
Director or Nominee	Stock	as a Board Member
Joseph S. DiMartino	None	Over $100,000
George L. Perry	None	None
Whitney I. Gerard*	None	Over $100,000
David W. Burke	None	Over $100,000
Clifford L. Alexander, Jr.	None	Over $100,000

**Nominee.

     As of December 31, 2006, none of the Nominees or Continuing Directors or their immediate family members owned securities of Dreyfus or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with Dreyfus.

PERTAINING TO THE BOARD

  The Fund held six Board meetings and held six audit committee meetings during the last fiscal year.
  The Fund does not have a formal policy regarding Directors’ attendance at annual meetings of stockholders. None of the Directors attended last year’s annual meeting.
  All Continuing Directors and Nominees attended at least 75% of all Board and committee meetings, as applicable, held in the last fiscal year.

     Compensation Table. The aggregate amount of compensation paid to each Continuing Director by the Fund for the fiscal year ended September 30, 2006 and by all funds in the Dreyfus Family of Funds for which such Continuing Director was a Board member (the number of portfolios of such funds is set forth in parenthesis next to each Director’s total compensation) for the year ended December 31, 2006, was as follows:

	Aggregate	Total Compensation from
Name of	Compensation from	the Fund and Fund Complex
Continuing Director	Fund*	Paid to Continuing Director (**)
Joseph S. DiMartino	$1,193	$857,400 (193)
George L. Perry	$955	$97,500 (35)
David W. Burke	$955	$285,500 (81)
Clifford L. Alexander	$955	$199,500 (60)

*Amount does not include the cost of office space, secretarial services and health benefits for the Chairman and expenses reim-
bursed to Directors for attending Board meetings, which in the aggregate amounted to $3,663 for all Directors as a group.
**Represents the number of separate portfolios comprising the investment companies in the fund complex, including the Funds, for which the Board member serves.

A-2

PART II
Part II sets forth information regarding the officers of the Fund.
Name and Position		Principal Occupation and Business
with Fund (Since)	Age	Experience For Past Five Years
J. DAVID OFFICER
President (2006)	58	Chief Operating Officer, Vice Chairman and
		a director of the Manager, and an officer of 90
		investment companies (comprised of 190
		portfolios) managed by the Manager.
MARK N. JACOBS
Vice President (2002)	60	Executive Vice President, General Counsel
		and Secretary of Dreyfus, and an officer of 91
		investment companies (comprised of 206
		portfolios) managed by Dreyfus.
JAMES WINDELS
Treasurer (2001)	48	Director - Mutual Fund Accounting of
		Dreyfus, and an officer of 91 investment com-
		panies (comprised of 206 portfolios) managed
		by Dreyfus.
JOSEPH P. DARCY
Executive Vice President (2000)	49	Senior Portfolio Manager - Dreyfus Municipal
		Securities, and an officer of one other invest-
		ment company (comprised of one portfolio)
		managed by Dreyfus.
MICHAEL A. ROSENBERG
Vice President and Secretary (2005)	47	Associate General Counsel of Dreyfus, and an
		officer of 91 investment companies (com-
		prised of 206 portfolios) managed by Dreyfus.
JAMES BITETTO
Vice President and Assistant Secretary (2005)	40	Associate General Counsel and Assistant
		Secretary of Dreyfus, and an officer of 91
		investment companies (comprised of 206
		portfolios) managed by Dreyfus.
JONI LACKS CHARATAN
Vice President and Assistant Secretary (2005)	51	Associate General Counsel of Dreyfus, and an
		officer of 91 investment companies (com-
		prised of 206 portfolios) managed by Dreyfus.
JOSEPH M. CHIOFFI
Vice President and Assistant Secretary (2005)	45	Associate General Counsel of Dreyfus, and an
		officer of 91 investment companies (com-
		prised of 206 portfolios) managed by Dreyfus.
JANETTE E. FARRAGHER
Vice President and Assistant Secretary (2005)	44	Associate General Counsel of Dreyfus, and an
		officer of 91 investment companies (com-
		prised of 206 portfolios) managed by Dreyfus.

A-3

Name and Position		Principal Occupation and Business
with Funds (Since)	Age	Experience For Past Five Years
JOHN B. HAMMALIAN
Vice President and Assistant Secretary (2005)	43	Associate General Counsel of Dreyfus, and an
		officer of 91 investment companies (com-
		prised of 206 portfolios) managed by Dreyfus.
ERIK D. NAVILOFF
Assistant Treasurer (2002)	38	Senior Accounting Manager - Taxable Fixed
		Income Funds of Dreyfus, and an officer of 91
		investment companies (comprised of 206 port-
		folios) managed by Dreyfus.
ROBERT R. MULLERY
Vice President and Secretary (2005)	55	Associate General Counsel of Dreyfus, and an
		officer of 91 investment companies (comprised
		of 206 portfolios) managed by Dreyfus.
JEFF PRUSNOFSKY
Vice President and Assistant Secretary (2005)	41	Associate General Counsel of Dreyfus, and an
		officer of 91 investment companies (com-
		prised of 206 portfolios) managed by Dreyfus.
GAVIN C. REILLY
Assistant Treasurer (2005)	38	Tax Manager of the Investment Accounting and
		Support Department of Dreyfus, and an officer
		of 91 investment companies (comprised of 206
		portfolios) managed by Dreyfus.
ROBERT S. ROBOL
Assistant Treasurer (2005)	43	Senior Accounting Manager — Money Market
		Funds of Dreyfus, and an officer of 91 invest-
		ment companies (comprised of 206 portfolios)
		managed by Dreyfus.
ROBERT SVAGNA
Assistant Treasurer (2005)	40	Senior Accounting Manager — Equity Funds
		of Dreyfus, and an officer of 91 investment
		companies (comprised of 200 portfolios) man-
		aged by Dreyfus.
JOSEPH W. CONNOLLY
Chief Compliance Officer (2004)	49	Chief Compliance Officer of Dreyfus and The
		Dreyfus Family of Funds (92 investment com-
		panies, comprised of 202 portfolios). From
		November 2001 through March 2004, Mr.
		Connolly was first Vice-President, Mutual
		Fund Servicing for Mellon Global Securities
		Services. In that capacity, Mr. Connolly was
		responsible for managing Mellon’s Custody,
		Fund Accounting and Fund Administration
		services to third-party mutual fund clients.

The address of each officer of the Fund is 200 Park Avenue, New York, New York 10166.

A-4

PART III

     Part III sets forth information for the Fund regarding the beneficial ownership of its shares as of March 16, 2007, by Nominees, Continuing Directors and officers of the Fund owning shares on such date and by any shareholders owning 5% or more of the Fund’s outstanding shares.

     As of March 16, 2007, each Fund’s Directors and officers, as a group, owned less than 1% of the Fund’s outstanding shares. As of March 16, 2007, the following Directors and officers owned shares of common stock of the Fund as indicated below:

Directors None
Officers None

     To the Fund’s knowledge, no person owned beneficially 5% or more of the outstanding shares of Common Stock of the Fund or the outstanding shares of APS on March 16, 2007. Cede & Co. held of record approximately 90.59% of the outstanding Common Stock of the Fund and 100% of the outstanding shares of APS of the Fund.

Section 16(a) Beneficial Ownership Reporting Compliances

     To the Fund’s knowledge, all of its officers, Directors and holders of more than 10% of its Common Stock or APS complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended September 30, 2006. In making this disclosure, the Fund has relied solely on written representations of such persons and on copies of reports that have been filed with the Securities and Exchange Commission.

A-5

EXHIBIT B AUDIT COMMITTEE CHARTER THE DREYFUS FAMILY OF FUNDS (each, the “Fund”)

I. Audit Committee Membership and Qualifications

     The Audit Committee shall consist of at least three members appointed by the Fund’s Board of Directors/Trustees (the “Board”). The Board may replace members of the Audit Committee for any reason.

     No member of the Audit Committee shall be an “interested person” of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor shall any member receive any compensation from the Fund except compensation for service as a member of the Board or a committee of the Board. Each member must otherwise be “independent” under the rules of the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “AMEX”) and the rules adopted under Section 301 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as applicable.

     Each member of the Audit Committee must be able to read and understand financial statements (including the Fund’s balance sheet, income statement and cash flow statement) and otherwise be financially literate, as determined by the Board in its business judgment, or must become financially literate within a reasonable time after appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as determined by the Board in its business judgment.1 The Board also must annually determine whether any member of the Audit Committee is an “audit committee financial expert” (“ACFE”), within the meaning of the rules adopted and implemented under Section 407 of Sarbanes-Oxley. If the Board has determined that a member of the Audit Committee is an ACFE, it may presume that such member has accounting or related financial management expertise.2

II. Purposes of the Audit Committee

The purposes of the Audit Committee are to:

(a) oversee the accounting and financial reporting processes of the Fund and the audits of the Fund’s financial statements; (b) assist Board oversight of (i) the integrity of the Fund’s financial statements, (ii) the Fund’s compliance with legal and regulatory requirements, and (iii) the independent auditors’ qualifications, independence and performance; and (c) for NYSE- and AMEX-listed Funds, prepare an Audit Committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Fund’s annual proxy statement.

III. Role and Responsibilities of the Audit Committee

     The function of the Audit Committee is oversight; it is Fund management’s responsibility to maintain appropriate systems for accounting and internal control over financial reporting and the independent auditors’ responsibility to plan and carry out a proper audit. Specifically, the Fund’s management is responsible for (a) preparation, presentation and integrity of the Fund’s financial statements, (b) maintenance of appropriate accounting and financial reporting principles and policies and (c) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out an audit consistent with applicable legal and professional standards and the terms of their engagement letter.

     Although the Audit Committee is expected to take a detached and questioning approach to the matters that come before it, the review of the Fund’s financial statements by the Committee is not an audit, nor does the Committee’s review

1 In addition, for AMEX-listed Funds, one member must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibili-
ties. No member of the Audit Committee of an AMEX-listed Fund may be an AMEX employee or an AMEX member who is active on its trading floor.
[2] For AMEX-listed Funds, the Board also may presume that an ACFE is “financially sophisticated.”

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substitute for the responsibilities of the Fund’s management for preparing, or the independent auditors for auditing, the financial statements. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not employees of the Fund and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

     Each member of the Audit Committee shall be entitled to rely on the (i) integrity of those persons and organizations within and outside the Fund from which he or she receives information and (ii) accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board). In addition, the evaluation of the Fund’s financial statements by the Audit Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditors, nor does the Audit Committee’s evaluation substitute for the responsibilities of the Fund’s management for preparing, or the independent auditors for auditing the financial statements.

IV. Duties and Responsibilities of the Audit Committee

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

     (a) to have direct responsibility for the appointment, compensation, retention and oversight of the Fund’s independent auditors and, in connection therewith, to review and evaluate matters potentially affecting the independence and capabilities of the auditors; (b) to review and pre-approve (including associated fees) all audit and other services to be provided by the independent auditors to the Fund and all non-audit services to be provided by the independent auditors to the Fund’s investment adviser or any entity controlling, controlled by or under common control with the investment adviser (an “Adviser Affiliate”) that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund; (c) to establish, to the extent permitted by law and deemed appropriate by the Audit Committee, detailed pre-approval policies and procedures for services described in (b) above; (d) to consider whether the independent auditors’ provision of any non-audit services to the Fund, the Fund’s investment adviser or an Adviser Affiliate not pre-approved by the Audit Committee are compatible with maintaining the independence of the independent auditors; (e) to meet with the Fund’s independent auditors, including separate meetings as necessary, to: (i) review the arrangements for and scope of the annual audit and any special audits; (ii) review with the independent auditors any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on their activities or access to requested information and any significant disagreements with Fund management; (iii) review all critical accounting policies and practices applied by the Fund in preparing its financial statements; (iv) discuss any accounting adjustments noted or proposed by the independent auditors that were “passed” as immaterial or otherwise; (v) any communications between the audit team and the independent auditing firm’s national office respecting auditing or accounting issues presented by the engagement; (vi) review any material written communications between the independent auditors and the Fund, including any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Fund, report or recommendation on internal controls, schedule of unadjusted differences, engagement letter and independence letter; and (vii) review the form of independent auditors’ report to the Board and Fund shareholders (for NYSE- and AMEX-listed Funds, the form of the auditors’ report must be reviewed in advance of filing with the SEC); (f) to review (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Fund’s selection or application of accounting principles, and major issues as to the adequacy of the Fund’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by Fund management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (iii) the effect of regulatory and accounting initiatives on the financial statements of the Fund;

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     (g) to discuss: (i) the annual audited financial statements with management and the independent auditors, including management’s discussion of Fund performance (NYSE- and AMEX-listed Funds); (ii) for NYSE-listed Funds, semi-annual financial statements and any quarterly financial statements; and (iii) for NYSE-listed Funds, the type and presentation of information to be included in any earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), including any financial information and earnings guidance provided to analysts and rating agencies (which discussions may be general in nature, such as the types of information to be disclosed and the type of presentation to be made), provided that each earnings release or guidance need not be discussed in advance; (h) to at least annually, ensure receipt of a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Fund, consistent with Independent Standards Board Standard 1, in order to evaluate the independent auditors’ qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditors, so that the Audit Committee can actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, taking into account the opinions of Fund management and to further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself, and to present conclusions of the review to the Board; (i) to at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditing firm’s internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; (j) to set clear policies relating to the hiring by entities within the Fund’s investment company complex3 of employees or former employees of the independent auditors, in compliance with the requirements of Sarbanes-Oxley; (k) to establish procedures for the receipt, retention, and treatment of complaints received by the Fund relating to accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Fund or the Fund’s investment adviser, administrator, principal underwriter or any other provider of accounting related services for the Fund, of concerns regarding questionable accounting or auditing matters pertaining to the Fund; (l) to periodically meet separately with the Fund’s management and with the independent auditors; (m) to discuss with management, in a general manner, but not as a committee to assume responsibility for, the Fund’s processes with respect to risk assessment and risk management; (n) to report its activities regularly to the Board, including any issues that arise with respect to (i) the quality or integrity of the Fund’s financial statements, (ii) the Fund’s compliance with legal or regulatory requirements, or (iii) the performance and independence of the independent auditors (including the Audit Committee’s conclusions with respect to IV (h) above), and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; (o) to prepare and review with the Board an annual performance evaluation of the Audit Committee, conducted in such manner as the Committee deems appropriate, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter; and (p) to perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the powers provided in this Charter.

[3] “Investment company complex” includes: (1) The Dreyfus Corporation (“Dreyfus”), (2) any entity controlling, controlled by or under common con-
trol with Dreyfus, if the entity is an investment adviser or sponsor or is engaged in the business of providing administrative, custodian, underwriting or transfer agent services to any investment company, investment adviser or sponsor, and (3) any investment company, hedge fund or unregistered fund that has an investment adviser included in (1) or (2).

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V. Operations of the Audit Committee

     The Audit Committee shall meet regularly, as frequently as circumstances dictate or as required by the NYSE or the AMEX (but no less frequently than annually), and is empowered to hold special meetings as circumstances require. The Audit Committee may request that non-members attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and may act by written consent to the extent permitted by law and the Fund’s by-laws.

     The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Fund shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to (a) the independent auditors for preparing or issuing an audit report or performing other audit, review or attest services for the Fund or (b) any advisers employed by the Audit Committee. The Fund shall also provide appropriate funding for ordinary administrative expenses of the Audit Committee that are necessary and appropriate in carrying out its duties.

     The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board. The Board also shall review and approve this Charter at least annually.

     The Audit Committee, in its discretion, may delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee, including the authority to pre-approve any audit or non-audit services to be performed for the Fund, the Fund’s investment adviser or any Adviser Affiliate by the independent auditors, provided any such approvals are presented to the Audit Committee at its next scheduled meeting.

Each Fund shall comply with the NYSE or AMEX certification requirements, if applicable.

Amended and Restated: June 2004

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EXHIBIT C NOMINATING COMMITTEE CHARTER AND PROCEDURES THE DREYFUS FAMILY OF FUNDS (each, the “Fund”)

Organization

     The Nominating Committee (the “Committee”) of each Fund shall be composed solely of Directors/Trustees (“Directors”) who are not “interested persons” of the Fund as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Directors”). The Board of Directors of the Fund (the “Board”) shall select the members of the Committee and shall designate the Chairperson of the Committee.

Responsibilities

The Committee shall select and nominate persons for election or appointment by the Board as Directors of the Fund.

Evaluation of Potential Nominees

     In evaluating a person as a potential nominee to serve as a Director of the Fund (including any nominees recommended by shareholders as provided below), the Committee shall consider, among other factors it may deem relevant:

  the character and integrity of the person;
  whether or not the person is qualified under applicable laws and regulations to serve as a Director of the Fund;
  whether or not the person has any relationships that might impair his or her service on the Board;
  whether nomination of the person would be consistent with Fund policy and applicable laws and regulations regard- ing the number and percentage of Independent Directors on the Board;
  whether or not the person serves on boards of, or is otherwise affiliated with, competing financial service organiza- tions or their related fund complexes;
  whether or not the person is willing to serve and is willing and able to commit the time necessary for the perfor- mance of the duties and responsibilities of a Director of the Fund;
  the contribution which the person can make to the Board and the Fund, in conjunctions with the other Directors, with consideration being given to the person’s business and professional experience, education and such other fac- tors as the Committee may consider relevant; and
  whether the Committee believes the person has the ability to apply sound and independent business judgment and would act in the interests of the Fund and its shareholders.

     While the Committee is solely responsible for the selection and nomination of Directors, the Committee may consider nominees recommended by Fund shareholders. The Committee will consider recommendations for nominees from shareholders sent to the Secretary of the Fund c/o The Dreyfus Corporation Legal Department, 200 Park Avenue, 8th Floor West, New York, New York 10166. A nomination submission must include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, as well as information sufficient to evaluate the factors listed above. Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders, and such additional information must be provided regarding the recommended nominee as reasonably requested by the Committee.

Nomination of Directors

     After a determination by the Committee that a person should be selected and nominated as a Director of the Fund, the Committee shall present its recommendation to the full Board for its consideration.

Review of Charter and Procedures

The Committee shall review the charter and procedures from time to time, as it considers appropriate.

Adopted: March 2004

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EXHIBIT D

Dreyfus Municipal Income, Inc. November 20, 2006

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees the Fund’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent registered public accounting firm (the “independent auditors” or “auditors”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Funds’ accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Fund including the auditor’s letter and the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the Fund’s independent auditors the overall scope and plans for the audits. The committee met with the independent auditors, with and without management present, to discuss the results of their audits, their evaluations of the Funds’ internal controls, and the overall quality of the Funds’ financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report to Shareholders for the year ended September 30, 2006. The committee and the board also have approved the selection of Ernst & Young LLP as the Funds’ independent auditors.

Lucy Wilson Benson, Audit Committee Chair
Clifford L. Alexander, Audit Committee Member
David W. Burke, Audit Committee Member
Joseph S. DiMartino, Audit Committee Member
Whitney I. Gerard, Audit Committee Member
George L. Perry, Audit Committee Member

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